PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	February 2,	January 27,
	2014	2013
Cash flows from operating activities:
Net income	$2,041	$2,859
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	17,899	19,157
Changes in assets and liabilities and other	(5,743)	(3,351)

Net cash provided by operating activities	14,197	18,665

Cash flows from investing activities:
Purchases of property, plant and equipment	(12,184)	(15,539)
Increase in restricted cash	(1,698)	—
Other	67	(1,043)

Net cash used in investing activities	(13,815)	(16,582)

Cash flows from financing activities:
Repayments of long-term borrowings	(23,554)	(1,655)
Purchase of common stock of subsidiary	—	(4,190)
Payment of deferred financing fees	(310)	—
Proceeds from share-based arrangements	518	203

Net cash used in financing activities	(23,346)	(5,642)

Effect of exchange rate changes on cash	(3,423)	3,287

Net decrease in cash and cash equivalents	(26,387)	(272)
Cash and cash equivalents, beginning of period	215,615	218,043

Cash and cash equivalents, end of period	$189,228	$217,771